UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 27, 2007

Lev Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 000-32947

DELAWARE	88-0211496
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

675 Third Avenue, Suite 2200
New York, NY 10017
(Address and zip code of principal executive offices)

(212) 682-3096
(Registrant's telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

The information required to be disclosed in this Item 3.02 concerning the grant of stock options to Mr. Dachowitz is incorporated herein by reference from Item 5.02

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director and Related Compensation Matters

On November 27, 2007, the Board of Directors of the Lev Pharmaceuticals, Inc. (the “Registrant”) expanded the size of the Board to six persons and elected Mr. Henry M. Dachowitz as a director. In addition, the Board appointed Mr. Dachowitz to serve on the Audit Committee of the Board of Directors and as the Registrant’s Audit Committee Financial Expert. Mr. Dachowitz will serve for a term expiring at the Registrant’s next annual meeting of stockholders and until a successor is elected and qualified. There is no agreement or understanding between Mr. Dachowitz and any other person pursuant to which Mr. Dachowitz was appointed to the Board. Mr. Dachowitz is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-B. On November 28, 2007, the Registrant published a press release announcing Mr. Dachowitz’s election, which press release is annexed as Exhibit 99.1 to this Current Report.

Mr. Dachowitz formerly served as Treasurer of Nassau County, NY and is currently self-employed as a financial and business management advisor. From January 2002 to January 2006, Mr. Dachowitz served as Treasurer of Nassau County, NY where he also chaired the Nassau County Deferred Compensation Board ($500MM in assets). Prior to his appointment as Treasurer, Mr. Dachowitz was a tax arbitrage consultant with Twenty-First Securities and later with his own firm, Abacus Business Consultants. Mr. Dachowitz was also an auditor with Coopers & Lybrand, a management consultant with Touche Ross, a Divisional Controller with Bankers Trust, a research analyst with Sanford C. Bernstein & Company, and Chief Financial Officer of three start-up companies, including IGI Biotechnology, Inc. and Pharmos Corporation. Mr. Dachowitz presently serves as the Chief Financial Officer of two privately-held corporations, Biophore, Inc. and Espiga Records & Music. Mr. Dachowitz received his Bachelor of Science Degree from Brooklyn College and his Masters in Business Administration from Harvard Business School. A Certified Public Accountant, Mr. Dachowitz was a member of the Student Advisory Committee of the Institute of Politics at the Kennedy School of Government at Harvard University, and taught Accounting at Harvard College. Mr. Dachowitz served as an Editorial Advisor of the Journal of Accountancy from 1989 to 1999. Mr. Dachowitz is 51 years old.

In connection with his election, Mr. Dachowitz was granted options to purchase 100,000 shares of the Registrant’s Common Stock. The option award vests in equal installments over a four year period, with the first installment vesting on the one-year anniversary of the grant date of such options; is exercisable for a period of ten years at a per share exercise price equal to the market price of the Registrant’s Common Stock on the date of grant; and is entitled to immediately vest and remain exercisable in the event of a change in control of the company.

Further, on November 27, 2007, the Board adopted the following cash compensation policy for all non-executive directors to be effective as of January 1, 2007: (a) each non-executive director shall receive an annual fee for service as a non-executive director of $25,000; (b) each non-executive director that serves on the Registrant’s Audit or Compensation Committee shall receive an annual fee for service on such committees of $25,000, in addition to the annual fee for service on the Board; (c) the Chairman of the Audit Committee shall receive an annual fee for serving in such capacity of $25,000, in addition to other compensation to which such director receives for service on the Audit Committee; (d) the Registrant’s designated Audit Committee Financial Expert shall receive an annual fee for serving in such capacity of $25,000, in addition to other compensation to which such director receives for service on the Audit Committee; and (e) non-executive directors shall be entitled to have expenses incurred in attending meetings reimbursed.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 27, 2007, the Board approved an amendment to the Registrant’s Bylaws. The Bylaw amendment amends Article VII of the Bylaws by adding new Section 7.5 to authorize the Registrant to issue shares of stock without certificates in accordance with the Delaware General Corporation Law. The amendment to the Bylaws is effective immediately. The text of new Section 7.5 is attached to this Report as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibits are filed or furnished herewith.

Exhibit No.	Description of Document

3.1	Amendment to Bylaws effective November 27, 2007
99.1	Press Release dated November 28, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LEV PHARMACEUTICALS, INC.

By:	/s/ Joshua D. Schein
Name: Joshua D. Schein
Title: Chief Executive Officer
Date: December 3, 2007

Exhibit Index

Exhibit No.	Description of Document

3.1	Amendment to Bylaws effective November 27, 2007
99.1	Press Release dated November 28, 2007